                                EXHIBIT 21.1(11)

                           SUBSIDIARIES OF THE COMPANY



                                   Exhibit 94
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                           SUBSIDIARIES OF THE COMPANY


               SARATOGA DISTRIBUTION COMPANY DISSOLVED MAY 1, 1997

                  THRIST QUENCHERS DISSOLVED DECEMBER 27, 1994

               ROWALE CORP. WHOLLY OWNED SUBSIDIARY OF THE COMPANY
                   INCORPORATED IN STATE OF DELAWARE ON 3/2/98




                                   Exhibit 95